Exhibit 10.9

ONEOK, INC.

DEFERRED COMPENSATION PLAN

FOR

NON-EMPLOYEE DIRECTORS

Amended and Restated as of December 18, 2008

ARTICLE I
ESTABLISHMENT OF PLAN

The Board of Directors of ONEOK, Inc., an Oklahoma corporation  (the "Company"), on January 15, 1998, established this ONEOK, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan), a non-qualified deferred compensation plan pursuant to which any Director of the Company who is not an officer or present employee of the Company, and who is in a position to contribute to its continued growth, development and future financial success, may be offered an opportunity to defer all or a portion of his/her compensation under terms and conditions that will represent a meaningful benefit to such Director.

The Plan is amended and restated according to the terms stated herein, effective December 18, 2008, and all deferred amounts shall be subject to the terms hereof.

ARTICLE II
PURPOSE

The purpose of the Plan is to improve the Company's ability to attract and retain Non-Employee Directors who will contribute to the overall success of the Company.

ARTICLE III
 DEFINITIONS

"Beneficiary" shall mean any person designated by a Participant on a form furnished by the Plan Administrator.

"Board" shall mean the Board of Directors of the Company.
"Cash Deferral Option" shall mean the deferral option specified in Article IX of the Plan.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Executive Compensation Committee of the Board of Directors of the Company.

"Common Stock" shall mean the $0.01 par value Common Stock of the Company.

"Company" shall mean ONEOK, Inc., an Oklahoma corporation, or any successor thereto.

"Deferred Compensation" shall mean Director Compensation that is deferred by a Non-Employee Director pursuant to this Plan.

"Deferred Compensation Account" shall mean the deferred compensation account created by the Company which is payable to a participating Non-Employee Director under the Plan.

"Deferred Compensation Agreement" shall mean a written agreement to defer compensation as described in Article VII of the Plan.

"Determination Date" shall mean the last day of a Participant's term of service as a Non-Employee Director.

"Director" shall mean a member of the Board of Directors of the Company.

"Director Annual Cash Retainer Fee" shall mean an annual retainer fee paid in cash by the Company to a Non-Employee Director for service in or for a Plan Year.

"Director Annual Stock Retainer Fee" shall mean an annual retainer fee paid in Common Stock by Company to a Non-Employee Director for service in or for a Plan Year.

"Director Board Meeting Fee" shall mean a per meeting fee paid by the Company to a Non-Employee Director for service and attendance at a Board meeting.

"Director Committee Chair Fee" shall mean a fee paid by the Company to a Non-Employee Director for service as the chairperson of a committee of the Board in or for a Plan Year.

"Director Compensation" shall mean the compensation paid or payable to an individual for his/her services as a Non-Employee Director.

“Director Retainer Fees” means the Director Annual Cash Retainer Fee and Director Annual Stock Retainer Fee.

"Director Services Fee" shall mean such other fees or compensation as the Company may pay to a Non-Employer Director in lieu of or in addition to Director Retainer Fees, Director Committee Chair Fees and Director Board Meeting Fees.

"Disabled" and/or "Disability" shall mean that a Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of any employer by whom such participant is employed.  A Participant will be deemed to be

Disabled if such Participant is determined to be totally disabled by the Social Security Administration.

"Distributable Balance" shall mean the balance of a Participant's Deferred Compensation Account on the Determination Date as provided in paragraph XI of the Plan.

"Distribution Date" shall mean the date on which distribution of amounts distributable to a Participant under the Plan and Deferred Compensation Agreement is to be made and/or commenced.

"Dividend Reinvestment Plan" means the dividend reinvestment plan established and maintained by or for the Company with respect to Common Stock.

"Election" shall mean an irrevocable written election to defer compensation made by a Non-Employee Director pursuant to the Plan that shall specify the Specified Time of Distribution and Specified Form of Distribution of Deferred Compensation.

"Employee" shall mean an individual who is employed by the Company or any subsidiary or affiliate thereof.

"Equity Compensation Plan" shall mean the ONEOK, Inc. Equity Compensation Plan.

"Fair Market Value" shall mean on a particular date the average of the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported.

"Fixed Schedule" shall mean the distribution or payment of Deferred Compensation deferred under the Plan in a fixed schedule of distributions or payments that are determined and fixed at the time the deferral of such compensation is first elected by the Participant or Company under the Plan.

"Investment Return Rate" shall mean the deemed investment rate of return to be credited to a Participant's Deferred Compensation Account pursuant to Articles  X and XI of the Plan.

"Long-Term Incentive Plan" shall mean the Long-Term Incentive Plan of the Company.

"Non-Employee Director" shall mean any director of the Company who is not also an employee of the Company.

"Participant" shall mean any Non-Employee Director of the Company who elects to defer compensation under the Plan.

"Phantom Stock Option" shall mean the deferral option specified in Article  IX of the Plan.

"Plan" shall mean this ONEOK, Inc. Deferred Compensation Plan for Non-Employee Directors as set forth in its entirety in this document as it may be amended from time to time.

"Plan Administrator" shall mean the Executive Compensation Committee of the Company's Board of Directors or any other committee appointed by the Board of Directors to act in that capacity.

"Plan Year" shall mean the calendar year.

"Section 409A" shall mean section 409A of the Internal Revenue Code of 1986, as amended.

"Specified Employee" shall mean an Employee who, as of the date of the Employee's separation from service, is a key employee of the Company if any stock of the Company is then publicly traded on an established securities market or otherwise; and for purposes of this definition, an Employee is a key employee if the Employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on a Specified Employee Identification Date. If an Employee is a key employee as of a Specified Employee Identification Date, the Employee shall be treated as a key employee for purposes of the Plan for the entire 12-month period beginning on the Specified Employee Effective Date. For purposes of identifying a Specified Employee by applying the requirements of section 416(i)(1)(A)(i), (ii), and (iii), the definition of compensation under §1.415(c)-2(a) shall be used, applied as if the Company were not using any safe harbor provided in §1.415(c)-2(d), were not using any of the elective special timing rules provided in §1.415(c)-2(e), and were not using any of the elective special rules provided in §1.415(c)-2(g).

"Specified Employee Effective Date" shall mean the first day of the fourth month following the Specified Employee Identification Date.

"Specified Employee Identification Date" shall mean December 31.

“Specified Form of Distribution” shall mean a specified form of distribution of Compensation deferred that is deferred by a Participant’s Election and Deferred Compensation Agreement.

"Specified Time" shall mean a date or dates that are not discretionary and objectively determinable at the time an amount of compensation is deferred and at which objectively determinable deferred amounts are to be payable.

"Specified Time of Distribution" shall mean a Specified Time at which Deferred Compensation that is deferred by a Participant’s Election and Deferred Compensation Agreement pursuant to the Plan is required to be distributed or paid and which is specified in writing by the Participant in and at the time the deferral of such Deferred Compensation is elected by the Election of a Participant.

"Subsequent Election" shall mean an election made by a Participant with respect to the time of distribution or payment of Deferred Compensation under the Plan that is made at any time after the Election and Deferred Compensation Agreement that is made by the Participant and/or the Company with respect to such Deferred Compensation, an election made by a Participant with respect to the time of distribution or payment of Deferred Compensation under the Plan that is made at any time after the next preceding Subsequent Election, if any, that has been made by the Participant and/or the Company with regard to such Deferred Compensation.

"Subsequent Election Specified Date" shall mean a specified fixed date in a calendar year that must be specified in writing by the Participant in a Subsequent Election that is not less than five (5) years from the date payment would otherwise have been made to the Participant under the Plan if such Subsequent Election was not made by the Participant. The written specification of the Subsequent Election Specified Date shall in all cases specify and fix a Specified Time that is not less than five (5) years from the date payment would otherwise have been made to the Participant.

"Subsequent Election Specified Time of Distribution" shall mean a Specified Time that a Participant is allowed by the Committee to elect in a Subsequent Election and that is on a Subsequent Election Specified Date.

"Taxable Year" shall mean the Plan Year commencing January 1 and ending the following December 31.

"Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary circumstances arising as a result of events beyond the control of the Participant, including such events and circumstances as are described and considered to be an unforeseeable emergency under Code section 409A and the regulations thereunder. It is intended and directed with respect to any such unforeseeable emergency that any amounts distributed under the Plan by reason thereof shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

ARTICLE IV
EFFECTIVE DATE

The Plan was adopted, established and initially effective January 15, 1998, and is  amended and restated in its entirety in this Plan document, effective December 18, 2008.

ARTICLE V
ELIGIBILITY

All Non-Employee Directors of the Company shall be eligible to participate in the Plan.

ARTICLE VI
NON-EMPLOYEE DIRECTOR COMPENSATION DEFERRAL

Non-Employee Directors of the Company are customarily paid an annual Director Compensation by the Company in the form of a Director Annual Retainer Fee and a per meeting fee.  Non-Employee Directors who chair a committee of the Board customarily also receive an additional annual retainer for that position.  The Company may from time to time pay other kinds or amounts of compensation to Non-Employee Directors of the Company.  The Plan allows the Non-Employee Directors to elect to defer all, part, or none of their Director Compensation, and to have two (2) deemed investment options, either the Cash Deferral Option or the Phantom Stock Option, from which to choose as more specifically provided below.

ARTICLE VII
ELECTION TO DEFER DIRECTOR COMPENSATION

A.           Participant Elections.  The Plan is a voluntary participation plan, pursuant to which a Non-Employee Director may make an Election to irrevocably defer the designated portion of his/her Director Compensation for a Plan Year.

1.           An Election by a Non-Employee Director to his/her Director Compensation shall be  made for a Plan Year by executing and entering into an irrevocable written Election and Deferred Compensation Agreement with the Company on or before December 31 of the calendar year next preceding the Plan Year for which the Non-Employee Director elects to defer Director Compensation.

2.           A separate irrevocable Election and Deferred Compensation Agreement shall be made for each Plan Year a Non-Employee Director elects to defer his/her Director Compensation under the Plan; provided, however, if a Non-Employee Director has made an irrevocable Election to defer Director Compensation under the Plan for a Plan Year, such Election and Deferred Compensation Agreement shall remain in effect and be applicable and irrevocable for the next following Plan Year if a new and separate Election and Deferred Compensation Agreement is not made and entered into on or before December 31 of the current Plan Year.

3.           Notwithstanding the foregoing, in the initial 1998 Plan Year of the Plan, each Non-Employee Director may elect to defer Director Compensation payable to him/her for that Plan Year by entering into a Deferred Compensation Agreement before the earlier of the date of his receipt of payment of the compensation elected to be deferred, or February 1, 1998.

4.           Any Non-Employee Director otherwise elected or appointed for the first time to the Board may elect to defer Director Compensation by making and entering into an irrevocable written Election and Deferred Compensation Agreement within thirty (30) days after his/her initial election or appointment to the Board that shall apply to his/her Director Compensation payable after the date of such Election and Deferred Compensation Agreement.  Any such initial Election shall be effective for the Plan Year in which it is made, and thereafter such new Non-Employee Director shall make his/her Election to defer for subsequent Plan Years pursuant to the first grammatical paragraph of this Article  VII.

5.           A Non-Employee Director who is to participate in the Plan and defer Director Compensation must elect the amount, if any, to be deferred, the type of Deferral Option, and the time and form of payment, all of which are more specifically described below.

B.           Company Elections.  Notwithstanding the foregoing or other provisions of the Plan, the Company shall be authorized to determine and separately determine and elect the time and the form of payment of all of certain types of Director Deferred Compensation.  The Company determination and election in such case shall be made by written action of the Committee or its designee, which shall be taken and made no later than the Participant becomes entitled to the amount thereof by such designation and election, or if later, the time the Participant would be required to make an election if the Participant were provided such election.  The Company or Committee may in any such case provide that a Participant shall have no right or opportunity to make any election with respect to the amount of deferral and time and form of payment.

C.           Participant Subsequent Elections.  If the Plan, Company or Committee acting pursuant to and in accordance with the Plan permits a Subsequent Election under which a delay in a time of payment or a change in form of payment of Director Compensation deferred by a Non-Employee Director by his/her Election and Participation Agreement under the Plan, such Subsequent Election shall not take effect until at least twelve (12) months after the date on which it is made.  In the case of a Subsequent Election related to a payment to be made as elected in an Election or any prior Subsequent Election, the first payment with respect to which such Subsequent Election is made shall be deferred for a period of at least five (5) years from the date such payment would otherwise have been made.  Any Subsequent Election related to a payment at a Specified Time or pursuant to a Fixed Schedule may not be made less than twelve (12) months prior to the date the first scheduled payment to which it relates.

ARTICLE VIII
AMOUNT OF DEFERRAL; DIRECTOR COMPENSATION DEFERRALS

A.           Deferral Amounts.  A Non-Employee Director who elects to participate in the Plan as a Participant thereof, may defer all, a portion or none of the following types of Director Compensation for a Plan Year, as applicable:

1.           Director Annual Stock Retainer Fee

2.           Director Annual Cash Retainer Fee

3.           Director Chair Retainer Fee

4.           Director Board Chair Retainer Fee

5.           Director Board Meeting Fee

6.           Any other Director Services Fees

B.           Designation.  The deferral shall be designated in the Non-Employee Director’s Election and Participation Agreement as a percentage of the form and amount of the type of Director Compensation to which it applies.

ARTICLE IX
DEFERRAL OPTIONS

A.           Deferral Options.  A Non-Employee Director who makes an Election to defer his/her Director Compensation for a Plan Year may elect either:

1.           A Cash Deferral Option; or

2.           A Phantom Stock Option.

All amounts deferred are subject to the terms of the option elected.  The Election shall be  made as part of the Election procedure described in paragraph VII, above.

B.           Cash Deferral Option.  Under the Cash Deferral Option, a participating Non-Employee Director may elect to defer the receipt of the cash part of all or a portion of such Non-Employee Director's annual retainer and/or meeting fee.  Interest will accrue at the rate defined in paragraph X, below.

C.           Phantom Stock Option

1.           Under the Phantom Stock Option, prior to November 19, 1998, a participating Non-Employee Director may elect to defer all or a portion of such Non-Employee Director's annual retainer and/or meeting fee; and/or after November 19, 1998, a participating Non-Employee Director may elect to defer all or a portion of such fees the Director has elected to receive in shares of Common Stock under the Company's Long-Term Incentive Plan, or Equity Compensation Plan, as applicable.

2.           The electing Non-Employee Director shall receive credit for phantom "stock units" that are deemed to represent shares of Common Stock equivalent in value to the amount deferred.  The phantom "stock units" will be initially measured and calculated based upon the Fair Market Value of the Common Stock on the date of the Non-Employee Director's Election, , or next preceding date of an available Fair Market Value, if applicable.

3.           The number of phantom "stock units" received in lieu of cash is dependent on the Fair Market Value of Common Stock on the measurement date.  The number of phantom "stock units" received in lieu of shares of Common Stock shall be equal to the number of shares deferred.

4.           "Fractional stock units" will be accounted for as non-interest bearing cash.

5.           The measurement date is the regular payment date of the annual retainer, committee chair annual retainer, if applicable, and/or meeting fee.

6.           Dividend reinvestment attributable to such phantom "stock units" shall be credited as provided in Article X, below.

 ARTICLE X
DEFERRED COMPENSATION ACCOUNT

A.           General.  The Company shall establish a separate "Deferred Compensation Account" for each Non-Employee Director who becomes a Participant in the Plan and elects to defer Director Compensation under the Plan and shall credit such Deferred Compensation Account with the Director Compensation deferred by the Non-Employee Director.

B.           Interest Rate.  The amount deferred under the Cash Deferral Option (including interest earned thereon) will earn interest at the Investment Return Rate determined annually by the Committee which shall be the Moody's AAA 30-Year Bond Index on the first business day of the Plan Year, plus 100 basis points.  Interest will be credited quarterly (on the 1st day of April, July, October and January) at the applicable Investment Return Rate.

C.           Deemed Dividends.  The Deferred Compensation Account of a Non-Employee Director who has elected the Phantom Stock Option, shall have phantom or deemed "dividends" on the phantom "stock units" in his/her Deferred Compensation Account credited to such Account in an amount equal to the dividends paid on  Common Stock.  The deemed dividend equivalent received will be treated in a manner similar to the treatment of dividends under the Dividend Reinvestment Plan when a Participant therein elects to have dividends reinvested in Common Stock, and will be deemed to be used to purchase additional phantom "stock units" representing Company's Common Stock at the closing price of the stock on the date the Common Stock dividend is paid.  Any fractional stock units will be accounted for as non-interest bearing cash.  The Deferred Compensation Account shall also be adjusted for any stock dividends, stock splits, etc.  In the event the Dividend Reinvestment Plan is modified in any way, such deemed dividends credited through this Plan will be handled in accordance with said modification.  If the Dividend Reinvestment Plan is terminated, such deemed dividends credited through this Plan will continue to be reinvested in accordance with the provisions of the terminated Dividend Reinvestment Plan.

D.           Amount of Account.  The amount equal to the balance in the Deferred Compensation Account of the Participant, taking into account all credits, shall be the amount a Participant shall be entitled to receive under the terms of the Plan; provided, that with respect to all deferrals into phantom "stock units," including those deferrals made prior to November 19, 1998 the phantom "stock units" will be settled in shares of Common Stock made available under the Long-Term Incentive Plan, or Equity Compensation Plan.

E.           Statement of Account.  The Company shall furnish or cause to be furnished to each Participant in the Plan an annual statement of his/her Deferred Compensation Account.

ARTICLE XI
DISTRIBUTIONS AND PAYMENTS

           A.           Requirements for Distributions and Payments.  Notwithstanding anything to the contrary expressed or implied herein, the following requirements shall apply to the Plan, to all Elections or Subsequent Elections made by Participants under the Plan, and to all distributions and payments made pursuant to the Plan.

1.           Any compensation deferred under the Plan shall not be distributed earlier than:

a.           Separation from Service of the Participant,

b.           the date the Participant becomes Disabled,

c.           death of the Participant,

d.           a Specified Time (or pursuant to a Fixed Schedule) specified under the Plan at the date of deferral of such compensation,

e.           a change in ownership or control, or

f.           the occurrence of an Unforeseeable Emergency.

2.           Notwithstanding the foregoing, in the case of any Participant who is a Specified Employee, no distribution shall be made before the date which is six (6) months after the date of the Participant’s Separation from Service, or, if earlier, the date of death of such Participant.

3.           No acceleration of the time or schedule of any distribution or payment under the Plan shall be permitted or allowed, except to the extent provided in Treasury Regulations issued under Code Section 409A.

4.           If the Plan, or the Committee acting pursuant to the Plan, permits under any Subsequent Election by a Participant a delay in a payment or a change in the form of payment of Compensation deferred under the Plan, such Subsequent Election shall not take effect until at least twelve (12) months after the date on which it is made.  In the case of a Subsequent Election related to a payment to be made upon Separation from Service of a Participant, at a Specified Time or pursuant to a Fixed Schedule, or upon a change in ownership or control, the first payment with respect to which such Subsequent Election is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; and any such Subsequent Election related to a payment at a Specified Time or pursuant to a Fixed Schedule may not be made less than twelve (12) months prior to the date of the first scheduled payment to which it relates.

B.           Distribution Options.  By the written irrevocable Election of the Non-Employee Director t and Deferred Compensation Agreement he/she must select one of the following forms  of payment of the amount of Director Compensation deferred (and interest or deemed dividends credited thereto) from his/her Deferred Compensation Account:

1.           A payment in a single distribution immediately upon his/her Determination Date; or

2.           Payment amounts of cash deferred in monthly installments over a specified number of years, and commencing at a time on or after his/her Determination Date as designated by the Participant's irrevocable election; or

3.           A payment of phantom stock units deferred in a single distribution of Common Stock on a Distribution Date elected by him/her in accordance with the Plan.

C.           Determination Date.  The Distributable Balance in the Deferred Compensation Account with respect to any Plan Year shall become fixed and determined at a Participant's Determination Date.

D.           Distributable Balance.  The Distributable Balance in the Deferred Compensation Account of a Participant for any deferrals under the Cash Deferral Option is the cash balance of such Deferred Compensation Account at the Participant's Determination Date.

E.           Determination of Distributable Balance.  The Distributable Balance in the Deferred Compensation Account of a Participant for any deferrals under the Phantom Stock Option shall be , prior to the effective date of this amendment and restatement, an amount equal to the Fair Market Value of the phantom "stock units" in such Deferred Compensation Account at Participant's Determination Date and on or after the effective date of this amendment and restatement, the number of shares of Common Stock equal to the number of phantom "stock units" plus any cash amounts held in respect of fractional "stock units."

F.           Valuation.  At the Determination Date of a Participant, such Participant's Deferred Compensation Account Distributable Balance for all Plan Years shall be valued.  From that Determination Date forward, any remaining cash balance in the Account (i.e., balance during the time of installment payments) shall bear interest at the Investment Return Rate and any remaining phantom "stock unit" balance shall continue to be credited with "dividends" as provided in paragraph X above.  In the event a Participant elects payment of the cash balance of the Participant's Deferred Compensation Account Distributable Balance in installments, each installment shall be calculated by dividing the then value of that portion of the Deferred Compensation Account which is in cash by the number of installments remaining as of such date.  To the extent the Distributable Balance is payable and distributable in shares of Common Stock of the Company, that part of the Participant's Deferred Compensation Account that consists of phantom stock units and phantom dividends shall be payable in shares of Common Stock which shall be issued in a single distribution to the Participants under the Company's Long-Term Incentive Plan or Equity Compensation Plan on the Distribution Date elected by the Participant.

G.           Distribution; Disability or Death of Participant.  Distribution of a Participant's Distributable Balance shall commence immediately upon the occurrence of the Disability or death of the Participant, if such event occurs prior to the Distribution Date elected by the Participant, and such distribution shall be made in the form elected by the Participant.  In such a case, the Distributable Balance in the Deferred Compensation Account of the Participant shall be determined as of the date of such event in like manner as if such event was a Determination Date for such Participant.

H.           Distributions Continued.  Distribution of the Distributable Balance in the form elected by the Participant shall continue in the event of Disability or death of the Participant on or after the Distribution Date.

I.           Form of Distribution; Disability.  Distribution of the Distributable Balance in the form elected by the Participant shall be made to the Participant in the event of Disability of such Participant; provided, that the Committee may, in its sole discretion, direct that such distribution instead be made to a guardian or other representative of a Participant who is disabled.

J.           Form of Distribution; Death of Participant.  Each Non-Employee Director who is a Participant shall also designate a Beneficiary to receive the unpaid balance of the value of the Participant's Deferred Compensation Account in the event of the Participant's death prior to complete distribution of such unpaid balance of the Account.  The unpaid balance shall be received in the form elected by the Participant.  If no Beneficiary is designated, then the Participant's Deferred Compensation Account shall be distributed to the estate of the deceased Participant.

K.           No Acceleration of Distribution and Payment.  No acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to the terms of the Plan shall be allowed, and no such accelerated payment may be made whether or not provided for under the expressed or implied terms of such Plan.  Provided, that there may be an acceleration of a payment in accordance with the express provisions allowing the same under the Treasury regulations issued under Code Section 409A or the Committee may have discretion to permit such acceleration to be made consistent with the regulations.  Provided, that a Participant shall have no discretion with respect to whether a payment will be accelerated, and the Corporation or Committee shall not provide a Participant a direct or indirect election as to whether the Corporation’s or Committee’s discretion to accelerate a payment will be exercised, even if such acceleration would be permitted under the regulations.

 ARTICLE XII
NON-ASSIGNABILITY

The right of a Non-Employee Director or Beneficiary to receive payments under this Plan shall not be pledged, assigned, transferred or subject to garnishment attachment or other legal process by creditors of such Non-Employee Director or Beneficiary.

 ARTICLE XIII
ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Executive Compensation Committee of the Board, or by such other Committee as may be appointed and designated by the Board to administer the Plan from time to time.  The Executive Compensation Committee shall supervise and direct the administration and operation of the Plan, and shall have such powers and duties as are specified in the Plan, or are otherwise necessary and appropriate thereto.  The Committee, in its sole discretion, may establish rules and procedures governing the administration of the Plan, and shall have the power to interpret provisions of the Plan, and construe and determine the effect of Participant Deferred Agreements and other instruments pertaining to the Plan, and all actions taken by the Executive Compensation Committee pursuant to the foregoing shall be binding on all Participants, Beneficiaries and other persons.

ARTICLE XIV
FUNDING

A.           Company Obligation.  The amounts of compensation deferred by any Non-Employee Director under this Plan shall constitute an unfunded and unsecured promise by the Company to pay such Non-Employee Director the deferred compensation from the general assets of the Company in the future.

B.           Nonqualified Trust.  Although the Company may make, in its sole discretion, investments for the purpose of providing funds to pay such unsecured obligations made by it to the Plan, any such investments shall remain the sole and exclusive property of the Company subject to claims of its creditors generally; provided, that the Company may, at its option, create a grantor or rabbi trust to pay part or all of its obligations under the Plan as it determines to the extent permissible without changing the unfunded and unsecured nature of its deferred compensation obligations to Participants under the Plan.

ARTICLE XV
STATE LAWS GOVERNING PLAN

This Plan shall be governed by the laws of the State of Oklahoma.

ARTICLE XVI
AMENDMENT OR TERMINATION OF PLAN

This Plan shall continue in effect until amended or terminated by the Board of Directors.  Any such amendment or termination shall not adversely affect any Deferred Compensation Account of a Participant then in existence under the Plan or any rights of a Participant under a Deferred Compensation Agreement entered into with a Participant prior to such amendment or termination.

Amended and Restated the 18th day of December, 2008.

ONEOK, Inc.